SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                         Date of Report: March 25, 2003
                        (Date of earliest event reported)


                              NETWOLVES CORPORATION
             (Exact name of registrant as specified in its charter)



    New York                       000-25831                         11-2208052
--------------------------------------------------------------------------------
(State or other                  (Commission                       (IRS Employer
jurisdiction of                  File Number)                     Identification
incorporation)                                                        Number)


 4002 Eisenhower Boulevard, Tampa, FL                                  33634
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(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number including area code                 (813) 286-8644
                                                                  --------------


              ----------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.   Other Events
          ------------

     (a) On February 3, 2003 the Company amended its Certificate of Incorporation, as authorized by its Board of Directors, by designating 500,000 shares of its 2,000,000 shares of preferred stock as Series B Convertible Preferred Stock, par value $.0033 per share ("Series B Preferred Stock"). The following is a summary of the powers, designations, preferences and other rights of the Series B Preferred Stock as set forth in more specificity in the amendment to the Company's Certificate of Incorporation filed as an exhibit.

     (i) Face Amount: The face amount per share of the Series B Preferred Stock is $16.00.

     (ii) Dividends: Cumulative dividends on the Series B Preferred Stock will accrue at a rate of 8% per annum from the date of issuance and will be payable annually in additional shares of the Series B Preferred Stock. The total number of shares issuable as stock dividends will be determined by dividing 8% of the aggregate face amount of the then outstanding Series B Preferred Stock by the face amount per share thereof. Dividends on the Series B Preferred Stock will be paid in preference to any dividends paid to the holders of the Company's common stock or any other series of the Company's preferred stock made junior to the Series B Preferred Stock of any amounts paid such holders on the redemption, repurchase or retirement of any such other stock.

     (iii)Liquidation: On any liquidation, dissolution or winding up of the Company, the holders of the Series B Preferred Stock will receive payment of the aggregate face amount thereof, plus all accrued and unpaid dividends before any payments or distributions are paid or provided for the Company's common stock or any other series of the Company's preferred stock made junior to the Series B Preferred Stock. The Series B Preferred Stock is pari passu to the holders of Series A Preferred Stock for purposes of dividends and liquidation.

     (iv) Redemption: The Series B Preferred Stock is not redeemable by the Investors.

     (v) Conversion Rights: Each share of the Series B Preferred Stock will be convertible at the time of the holders' option into 20 shares of the common stock (an exercise price of $.80 per share, the "Conversion Price"), subject to anti-dilution adjustments, and will be automatically converted into 20 shares thereof if the closing market price of the Series B Preferred Stock is three times the Conversion Price for 30 consecutive trading days and whereby the average daily trading volume during those 30 days is 100,000 or greater and provided there is an effective registration statement.

     (vi) Voting Rights: Holders of Series B Preferred Stock will have voting rights on an as if converted basis and will vote as a single class with holders of the Company's common stock. Each share of Series B Preferred Stock shall have 10 votes per share.

     (b) To date, the Company has sold 286,858 shares of its Series B Convertible Stock for a total cash consideration of approximately $4,600,000. The shares were issued in connection with a private offering of the Company's securities pursuant to which shareholders also received warrants to purchase shares of the Company's common stock at an initial exercise price equal to $1.25 per share. Five warrants were issued for each share of Series B Preferred Stock (one- quarter warrant for each share of common stock issuable upon conversion of the Series B Preferred Stock.). The warrants are exercisable for five years from the issuance date and are callable by the Company if the closing price of the Company's common stock is at or above three times the exercise price for 30 consecutive trading days.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
          ------------------------------------------------------------------

     (c)  Exhibits
          --------

          3(i) Certificate of Amendment to the Certificate of Incorporation of NetWolves Corporation.

                                   Signatures
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      NETWOLVES CORPORATION

                                       /s/ Peter C. Castle
                                       -------------------
                                         Peter C. Castle
                                         Vice President - Finance


Dated:   March 25, 2003